For SEC Filing Purposes:
                                              Filed under Rule 424(b)(2)
                                              Registration No. 33-57011


    Pricing Supplement No. 10 Dated October 1, 1996
    ------------------------------------------------

    To  Prospectus Dated April 24, 1995 and
        Prospectus Supplement Dated April 24, 1995

                                        $200,000,000

                                         ASHLAND INC.

                                 MEDIUM-TERM NOTES, SERIES G

                        Due from 9 Months or More from Date of Issue

                          Principal Amount:           $15,000,000

                  (Total Principal Amount Issued to Date:    $108,000,000)


          Original Issue Date:                         October 4, 1996
                                                       -------------------

          Maturity Date:                               October 4, 2006
                                                       -------------------

          Interest Rate:                                      7.28%
                                                       -------------------

    Redemption:

    Check box opposite applicable paragraph.

     [ x ]      The Notes cannot be redeemed prior to maturity.

     [   ]      The Notes may be redeemed prior to maturity.


    Initial Redemption Date:

          The optional Redemption Price on and after the Initial Redemption Date shall initially be % of the principal amount of the Notes to be redeemed and shall decline at each anniversary of the Initial
    Redemption Date by       % of the principal amount to be redeemed until
    the Optional Redemption Price is 100% of such principal amount.

    Commission to be paid to Agent.                          $90,000.00
                                                           --------------








                                              For SEC Filing Purposes:
                                              Filed under Rule 424(b)(2)
                                              Registration No. 33-57011


    Pricing Supplement No. 11 Dated October 2, 1996
    ------------------------------------------------

    To  Prospectus Dated April 24, 1995 and
        Prospectus Supplement Dated April 24, 1995

                                        $200,000,000

                                         ASHLAND INC.

                                 MEDIUM-TERM NOTES, SERIES G

                        Due from 9 Months or More from Date of Issue

                          Principal Amount:           $15,000,000

                  (Total Principal Amount Issued to Date:    $123,000,000)


          Original Issue Date:                         October 7, 1996
                                                       -------------------

          Maturity Date:                               October 9, 2006
                                                       -------------------

          Interest Rate:                                      7.25%
                                                       -------------------

    Redemption:

    Check box opposite applicable paragraph.

     [ x ]      The Notes cannot be redeemed prior to maturity.

     [   ]      The Notes may be redeemed prior to maturity.


    Initial Redemption Date:

          The optional Redemption Price on and after the Initial Redemption Date shall initially be % of the principal amount of the Notes to be redeemed and shall decline at each anniversary of the Initial
    Redemption Date by       % of the principal amount to be redeemed until
    the Optional Redemption Price is 100% of such principal amount.

    Commission to be paid to Agent.                          $90,000.00
                                                           --------------